EARLY RETIREMENT
                              AGREEMENT AND RELEASE


         This Early Retirement Agreement and Release (the "Agreement and Release") is made and entered into between Tommy E. Knight ("Officer") and Brown & Root Corporate Services, Inc. ("BRCSI"), for and on behalf of itself and its affiliated companies. As used herein, "Brown & Root" means BRCSI and all of its parents, subsidiary and affiliated companies. Halliburton Company ("Halliburton") is the ultimate parent company of Brown & Root.

                                R E C I T A L S:

         WHEREAS, Officer, at various times, has been an employee and officer of Brown & Root and/or trusts, committees or other entities sponsored or managed by Brown & Root or Halliburton (collectively, with Brown & Root, the "Brown & Root Entities" or, individually, a "Brown & Root Entity"); and

         WHEREAS, Officer and Brown & Root desire to set forth the terms of Officer's continued employment, resignation and early retirement; and

         WHEREAS, Officer and Brown & Root desire to avoid the expense, delay and uncertainty attendant to any claims which may arise from Officer's resignation from Brown & Root and/or any of the other Brown & Root Entities, and his early retirement; and

         WHEREAS, Officer desires to release any claims or causes of action he may have arising from or relating to his employment or service with Brown & Root or any of the Brown & Root Entities; and

         WHEREAS, Brown & Root desires to release certain claims or causes of action it may have arising from or relating to Officer's employment or service with Brown & Root or any of the Brown & Root Entities;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Officer and Brown & Root hereby agree:

         1.       Continued Employment.

         During the period from the Effective Date (as hereinafter defined) through the close of business on December 31, 1996, Officer will continue to be employed as an employee of BRCSI. Effective September 24, 1996, Officer voluntarily resigns as officer of Brown & Root and from all other positions, posts, offices and assignments with any Brown & Root Entity, including, without


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

limitation, service as a member of the Executive Committee of Halliburton and as a trustee of the Halliburton Foundation, Inc.

         2.       Early Retirement.

         Officer hereby voluntarily resigns from employment with Brown & Root and any other Brown & Root Entity effective as of the close of business on December 31, 1996 and Officer hereby tenders his election of early retirement as of December 31, 1996 (the "Termination Date"). Officer hereby requests that his early retirement be approved by the appropriate person or committee as, and to the extent, required pursuant to applicable policy and/or any plans of Brown & Root and Halliburton in which he participates. Brown & Root agrees to seek approval or consent of Officer's retirement as an early retirement by the appropriate person or committee which may be required under applicable policy and/or each of the plans of Brown & Root and Halliburton in which he participates. Officer acknowledges and agrees that (i) from and after September 25, 1996, he shall have no authority to, and shall not, act as an officer of Brown & Root, or in any other capacity for any Brown & Root Entity, and (ii) from and after January 1, 1997, he shall have no authority to, and shall not, act as an employee of any Brown & Root Entity.

         3.       Brown & Root's Obligations.

                  A.
Salary and Bonus. Brown & Root shall pay Officer his regular salary at the rate in effect on September 24, 1996 to the Termination Date. Brown & Root shall also pay Officer the unpaid amount of Officer's Reward for the 1995 Plan Year and the amount of any Reward which may be payable for the 1996 Plan Year under the Halliburton Company Annual Reward Plan (the "Annual Reward Plan"), with such amount to be calculated as if Officer were a member of the Executive Committee of Halliburton Company and an officer of Brown & Root through December 31, 1996, such payments to be made pursuant to the applicable Annual Reward Plan provisions. (Defined terms used in the preceding sentence shall have the meanings ascribed to them in the Annual Award Plan.) All such payments shall be paid less customary withholding for taxes and applicable deductions, and shall be subject to any elections made by Officer pursuant to the Halliburton Elective Deferral Plan. Officer acknowledges that the payments made pursuant to this paragraph are in full satisfaction of all wages, benefits and other compensation owed by any of the Brown & Root Entities to Officer for employment or service to the Termination Date.

                  B. Early Retirement Payments. Brown & Root shall pay Officer a lump sum early retirement payment in the gross amount of $600,000, payable on the Termination Date. Brown & Root shall also pay Officer an additional lump early retirement payment in the gross amount of $300,000, provided Officer has complied in full with the Affiliate's Agreement dated July 2, 1996 ("Affiliate's Agreement") previously signed by Officer, a copy of which is attached as


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

Exhibit A. No part of the $300,000 early retirement payment shall be paid to Officer if Officer violates any of the provisions of the Affiliate's Agreement. If payment of the additional lump sum early retirement payment of $300,000 is to be made to Officer, it shall be made as soon as administratively feasible following the expiration of Officer's obligations under the Affiliate's Agreement but in no event later than two weeks after that expiration.

         Such payments shall be less customary withholding for taxes. In the event that Officer is entitled to severance payments pursuant to any severance plan or program of Brown & Root that cannot be voluntarily released by Officer, the payments set forth in this paragraph shall be offset and reduced by any such payments.

                  C. Vesting of Stock. Effective with the Termination Date, all shares of stock issued to Officer under the Halliburton Company Career Executive Incentive Stock Plan (the "Career Plan") as to which restrictions have not lapsed as of the Termination Date shall be retained by Officer and all restrictions on any shares thus retained shall lapse, all pursuant to the terms of the Officer's restricted stock agreements and the Career Plan.

                  D. Vesting of Stock Options. Officer's rights to the stock options granted under the Halliburton Company 1993 Stock and Long-Term Incentive Plan (the "Stock and Long-Term Incentive Plan") shall be governed by the express terms of the respective stock option agreements, which are dated February 14, 1996, January 31, 1995, February 16, 1994, and May 18, 1993, and Officer may exercise such options, if at all, as permitted by such stock option agreements and for the length of time as permitted by such stock option agreements for an employee whose employment with Brown & Root has terminated by reason of early retirement with the consent of the Committee administering the Stock and Long-Term Incentive Plan or its delegate.

                  E. Participation in Retiree Medical Plan. Officer shall be eligible to participate in the Halliburton Retiree Medical Plan under the same terms and conditions as other Brown & Root early retirees.

                  F. SERP Contribution. The sum of $600,000 shall be contributed to Officer's Deferred Compensation Account in the Halliburton Company Senior Executives' Deferred Compensation Plan (the "SERP") as of the end of the 1996 allocation year. Upon approval of the administrative committee appointed to administer the SERP, Officer shall receive the amounts in the accounts under the SERP in monthly installments over a period of ten years with such payments to commence in accordance with the terms of the SERP. Thereafter, the terms and conditions of the SERP shall govern Officer's rights and obligations with respect to all amounts in the SERP.

                  G. TOP FLEX Plan. Brown & Root shall pay Officer any remaining TOP FLEX balance as of the Termination Date, subject to the terms of the TOP FLEX Plan.

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
                  H. Continuing Participation in Benefit Plans. Except as otherwise specified in the preceding paragraphs, from and after the Termination Date, Officer shall be entitled to receive the benefits to which he is entitled under any employee pension or welfare benefit plan of Brown & Root or Halliburton according to its terms. In the event of any change in or modification of any employee pension or welfare benefit plan after the Termination Date, including changes, if any, that may effect reduction or termination of benefits, Officer and any beneficiaries through him in such plan or plans will be subject to such changes and modifications on the same terms and conditions as all other participants or beneficiaries, except as to benefits in which Officer is fully vested at the time of his termination of employment.

                  I. Reimbursement For Office Rental. Beginning in January 1997, Brown & Root shall pay to Officer $1,250 a month for office expenses for a period of twenty-four months. This payment is to be sent via regular mail to Officer's last known address by no later than the tenth of each month, unless otherwise agreed to in writing by Officer and Brown & Root.

                  J. Indemnification of Officer. Brown & Root, on behalf of itself, its officers, directors, and shareholders ("Releasing Group") agrees to and shall indemnify and hold harmless Officer, his agents, heirs, successors, and representatives, from and against any and all claims, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, administrative proceedings, investigations, court costs, attorneys' fees and expenses, for injury to or death of any person, or for damage to any property, arising out of or in connection with the work done by Officer in the course of his employment with Releasing Group. Such indemnity shall apply where the claims, losses, damages, causes of action, suits, or liabilities arise in whole or in part from the negligence of Officer. It is the expressed intention of the parties hereto, both Officer and the Releasing Group, that the indemnity provided for in this paragraph is indemnity by Releasing Group to indemnify and protect Officer from the consequences of his own negligence, whether that negligence is the sole or concurring cause of the injury, death, or damage.

                  K. Approval by Compensation Committee. This Agreement and Release and Officer's retirement as an early retirement is subject to and contingent upon the approval of such actions by the Compensation Committee of the Board of Directors of Halliburton Company (the "Compensation Committee"). Brown & Root agrees to present this Agreement and Release and Officer's request for early retirement to the Compensation Committee for approval and shall use its best efforts to obtain such approvals; provided, however, that the approval of Officer's retirement as an early retirement shall be subject to Officer's execution and delivery on the Termination Date of the separate release as called for under Paragraph 11 hereof. Execution of this Agreement and Release by BRCSI shall be conclusive evidence that such approvals have been obtained.

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
         4. Prior Rights and Obligations. This Agreement and Release extinguishes all rights, if any, which Officer may have, and obligations, if any, which any of the Brown & Root Entities may have, contractual or otherwise, relating to the employment or resignation from employment of Officer with Brown & Root or any of the other Brown & Root Entities.

         Notwithstanding the foregoing provisions of this Paragraph 4, nothing in this Agreement and Release shall be interpreted or applied in such a manner as to limit, extinguish, or otherwise adversely affect Officer's rights and the obligations of any of the Brown & Root Entities under the Stock and Long-Term Incentive Plan, the Career Plan, the SERP, the TOP FLEX Plan, or the Halliburton Elective Deferral Plan. Similarly and notwithstanding the foregoing provisions of this Paragraph 4, this Agreement and Release does not affect any rights that Officer may have under any qualified plan.

         5. Expenses. Officer shall, within thirty (30) days of the Termination Date, submit all actual, reasonable and customary expenses incurred by him in the course of his employment with proper documentation, which, upon verification, Brown & Root shall reimburse promptly in accordance with Brown & Root's reimbursement policy. Officer acknowledges and agrees that he has no authority to incur any expenses after the Termination Date which are not authorized by this Agreement and Release, and further agrees that Brown & Root shall have no obligation to reimburse expenses not submitted within the time set forth above or incurred after the Termination Date which are not authorized by this Agreement and Release.

         6. Company Assets. Officer hereby represents and warrants that he has no claim or right, title or interest in any property designated on any of the Brown & Root Entities' books as the property or assets of any of the Brown & Root Entities. On or before the Termination Date, he shall deliver to Brown & Root any such property in his possession or control, including, without limitation, any credit cards furnished by Brown & Root Entities for his use.

         7. Proprietary and Confidential Information. In accordance with Officer's existing and continuing obligations, Officer agrees and acknowledges that the various Brown & Root Entities have developed and own valuable information which is confidential, unique and specific to the Brown & Root Entities ("Proprietary and Confidential Information") and which includes without limitation financial data, marketing plans, current business and implementation plans, and market surveys related to the past, present or currently planned business of various of the Brown & Root Entities. Except as may be required by law, Officer agrees that he will not at any time disclose to others, permit to be disclosed, use, permit to be used, copy or permit to be copied, any such Proprietary and Confidential Information (whether or not developed by Officer) without prior written consent of the Chief Executive Officer of Brown & Root, Inc. Except as may be required by law, Officer further agrees to maintain in confidence any proprietary and confidential information of third parties received or of which he has knowledge as a result of his employment. The prohibitions of this Paragraph 7 shall not apply, however, to information in the


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

public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder) or to information which is generally known in the industries in which the Brown & Root Entities compete. Notwithstanding the foregoing provisions of this Paragraph 7, nothing in this Agreement and Release shall prohibit Officer from being employed as an employee or consultant by a competitor of the Brown & Root Entities.

         8. Documents. Officer agrees to leave in his office or deliver to Brown & Root at the termination of his employment all correspondence, memoranda, notes, records, data or information, analysis, or other documents and all copies thereof, made, composed or received by Officer, solely or jointly with others, and which are in Officer's possession, custody or control and which are related in any manner to the past, present or anticipated business of any of the Brown & Root Entities. In this regard, Officer hereby grants and conveys to Brown & Root all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings, data, information or other documents in writing, and copies, abstracts or summaries thereof, which may have been prepared by Officer or under his direction or which may have come into his possession in any way during the term of his employment with any of the Brown & Root Entities which related in any manner to past, present or anticipated business of any of the Brown & Root Entities. Notwithstanding the foregoing provisions of this Paragraph 8, nothing in this Agreement and Release shall operate to preclude Officer from maintaining possession of personal correspondence, commendation letters, photographs, awards, and the like, and published documents like proxy statements.

         9. Cooperation. Officer shall cooperate with the Brown & Root Entities to the extent reasonably required in all matters relating to the winding up of his pending work on behalf of any Brown & Root Entity and the orderly transfer of any such pending work as designated by Brown & Root. Officer shall take such further action and execute any such further documents as may be reasonably necessary or appropriate in order to carry out the provisions and purposes of this Agreement and Release. Officer will provide such cooperation hereunder at such times and in such locations as are reasonably convenient and agreeable to Officer and Brown & Root. Brown & Root agrees that, if it requests Officer to devote any time greater than one hour to such request for information after the Termination Date, it shall compensate Officer for his time at a reasonable and mutually agreeable rate.

         10. Officer's Representation. Officer represents, warrants and agrees that he has not filed any claims, appeals, complaints, charges or lawsuits against any of the Brown & Root Entities or their respective employees, officers, directors, shareholders, agents and representatives (collectively, including Brown & Root, the "Brown & Root Parties") with any governmental agency or court and that he will not file or permit to be filed or accept benefit from any claim, complaint or petition filed with any court by him or on his behalf at any time hereafter; provided, however, this shall not limit Officer from enforcing his rights under this Agreement and Release. Further, Officer


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

represents and warrants that no other person or entity has any interest in, or assignment of, any claims or causes of action he may have against any Brown & Root Party and which he now releases in their entirety.

         11. Releases. Officer agrees to release, acquit and discharge and does hereby release, acquit and discharge Brown & Root, all Brown & Root Entities, and all Brown & Root Parties, collectively and individually, from any and all claims and from any and all causes of action, of any kind or character, whether now known or not known, he may have against any of them, including, but not limited to, any claim for benefits, compensation, costs, damages, expenses, remuneration, salary, or wages; and all claims or causes of action arising from his employment, termination of employment, or any alleged discriminatory employment practices, including but not limited to any and all claims or causes of action arising under the Age Discrimination in Employment Act, as amended, 29 U.S.C. ss. 621, et seq. ("ADEA") and any and all claims or causes of action arising under any other federal, state or local laws pertaining to discrimination in employment or equal employment opportunity; except that the parties agree that Officer's release, acquittal and discharge shall not relieve Brown & Root from its obligations under this Agreement and Release. This release also applies to any claims brought by any person or agency or class action under which Officer may have a right or benefit.

         In the event that the Effective Date of this Agreement and Release occurs before Officer's Termination Date, as a condition precedent to Brown & Root's and Halliburton's obligations to consent to Officer's early retirement, pay the early retirement payment, make the SERP contribution, approve the vesting of Officer's restricted stock and provide any other benefits called for under Section 3 above which would not otherwise be payable or receivable in the absence of this Agreement and Release, Officer agrees to execute and deliver on the Termination Date a separate release, containing language substantially similar to that set forth in the preceding paragraph, in order to release any claims that may arise between the Effective Date and the Termination Date.

         Brown & Root and all Brown & Root Entities, collectively and individually, agree to release, acquit and discharge and do hereby release, acquit and discharge Officer from any and all claims and from any and all causes of action, of any kind or character, whether now known or not known, Brown & Root and the Brown & Root Entities may have against Officer; except that the parties agree that Brown & Root's and the Brown & Root Entities' release, acquittal and discharge shall not apply to any cause of action arising out of conduct of the Officer that constitutes fraud or criminal acts or to any causes of action that Officer fraudulently concealed from Brown & Root or the Brown & Root Entities.

         12. No Admissions. Officer expressly understands and agrees that the terms of this Agreement and Release are contractual and not merely recitals and that the agreements herein and consideration paid is to compromise doubtful and disputed claims, avoid litigation, and buy peace, and that no statement or consideration given shall be construed as an admission of any claim by any Brown & Root Party, all such admissions being expressly denied. Moreover, neither this


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
Agreement and Release nor anything in this Agreement and Release shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by Brown & Root of any violation of its policies, procedures, state or federal laws or regulations. This Agreement and Release may be admitted into evidence, however, in any proceeding to enforce the Agreement and Release. The parties agree that, should either or both intend to introduce this document into evidence in such a proceeding, that they will first jointly petition the Court to admit the document into evidence under an order protecting its confidentiality to the greatest extent reasonably possible under the applicable laws and rules of procedure.

         13. Enforcement of Agreement and Release and Dispute Resolution. No waiver or nonaction with respect to any breach by the other party of any provision of this Agreement and Release, nor the waiver or nonaction with respect to any breach of the provisions of similar agreements with other employees shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself. Should any provisions hereof be held to be invalid or wholly or partially unenforceable, such holdings shall not invalidate or void the remainder of this Agreement and Release. Portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portion shall be deemed to have been wholly excluded with the same force and effect as if they had never been included herein.

         It is the mutual intention of the parties to have any disputes concerning this Agreement and Release resolved out of court. Accordingly, the parties agree that any such dispute shall, as the sole and exclusive remedy, be submitted for resolution through the Brown & Root Dispute Resolution Program. The parties each recognize that in the event any breach of this Agreement and Release is alleged against one of the parties, the other party shall be entitled, if it so elects, to institute and prosecute proceedings related to such alleged breach through the Brown & Root Dispute Resolution Program. The parties agree that such resolution of any dispute through the program shall be binding and final.

         14. Choice of Law. This Agreement and Release shall be governed by and construed and enforced, in all respects, in accordance with the law of the State of Texas, without regard to principles of conflict of law, unless preempted by federal law, in which case federal law shall govern, except that the Federal Arbitration Act shall govern in all respects with regard to the resolution of disputes hereunder.

         15. Merger. This Agreement and Release supersedes, replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Officer and Brown & Root and constitutes the entire agreement between Officer and Brown & Root with respect to the subject matter of this Agreement and Release. This Agreement and Release may not be changed or terminated orally, and no change, termination or waiver of this Agreement and


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

Release or any of the provisions herein contained shall be binding unless made in writing and signed by all parties, and in the case of Brown & Root, by an authorized officer of BRCSI.

         16. Confidentiality. Officer agrees that, following execution of this Agreement and Release, he will not disclose the terms thereof or the consideration for it received from Brown & Root, to any other person, except Officer's spouse, attorney or financial advisors, and, only on the condition that such other person agrees to keep such information strictly confidential. The foregoing obligations of confidentiality shall not apply to information that is required to be disclosed as a result of any applicable law, rule or regulation of any governmental authority or any court. Notwithstanding the foregoing provisions of this Paragraph 16, this Agreement and Release does not preclude Officer from revealing to prospective or subsequent employers or business associates his legal obligations to Brown & Root as contained in Paragraph 7 of this Agreement and Release.

         17.      ADEA Rights.  Officer acknowledges and agrees:

                  (a) that he has at least twenty-one days to review this Agreement and Release before accepting;

                  (b) that he has been advised in writing by Brown & Root to consult with an attorney regarding the terms of this Agreement and Release;

                  (c) that, if he accepts this Agreement and Release, he has seven days following the execution of this Agreement and Release to revoke this Agreement and Release.

         18. Agreement and Release Voluntary. Officer acknowledges and agrees that he has carefully read this Agreement and Release and understands that, except as expressly reserved herein, it is a release of all claims, known and unknown, past or present including all claims under the Age Discrimination in Employment Act. He further agrees that he has entered into this Agreement and Release for the above stated consideration. He warrants that he is fully competent to execute this Agreement and Release which he understands to be contractual. He further acknowledges that he executes this Agreement and Release of his own free will, after having a reasonable period of time to review, study and deliberate regarding its meaning and effect, and after being advised to consult an attorney, and without reliance on any representation of any kind or character not expressly set forth herein. Finally, he executes this Agreement and Release fully knowing its effect and voluntarily for the consideration stated above.

         19. Effective Date. The Effective Date shall be 10 days after the execution of this Agreement and Release by Officer and BRCSI provided Officer has not exercised his right of revocation pursuant to Paragraph 17(c) above.

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

         20. Headings. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such sections.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Release to be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


11/5/96                                    /s/ T. E. Knight
-----------------                         -------------------------------------
Date                                       TOMMY E. KNIGHT


                                           The  undersigned  is  an  officer  of
                                           Brown & Root Corporate Services, Inc.
                                           and is  authorized  to  execute  this
                                           Agreement  and  Release  on behalf of
                                           Brown & Root Corporate Services, Inc.
                                           and Brown & Root.

                                           BROWN & ROOT CORPORATE SERVICES, INC.


11/6/96                                    By:  /s/ David J. Lesar
-----------------                          -------------------------------------
Date                                       Name:  David J. Lesar
                                           Title: President and Chief Executive
                                                   Officer


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                                                               EXHIBIT A


                              AFFILIATE'S AGREEMENT


                                  July 2, 1996



Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas  75201-3391

Ladies and Gentlemen:

         The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Halliburton Company, a Delaware corporation (the "Acquiror"), as that term is defined in the Regulations of the Commissions under the Securities Act.

         The undertakings contained in this Affiliate's Agreement are being given by the undersigned in connection with that certain Agreement and Plan of Merger by and among Acquiror, Halliburton Acq. Company, a newly formed Delaware corporation and a wholly-owned Subsidiary of Acquiror ("Newco"), and Landmark Graphics Corporation, a Delaware corporation (the "Company") dated as of June 30, 1996 (the "Merger Agreement"), providing for, among other things, the merger of the Company with and into Newco (the "Merger"). Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

         In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned will not make any sale, transfer or other disposition of
(i) Company Common Stock during the period from the date hereof until the earlier of the Effective Time and the termination of the Merger Agreement (which period, if the Merger is consummated, will be greater than thirty (30) days) or


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(ii) Acquiror Common Stock owned by the undersigned until such time as financial statements that include at least thirty (30) days of combined operations of the Company and the Acquiror after the Merger shall have been publicly reported, unless the undersigned shall have delivered to the Acquiror, prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for the Acquiror, or a written no-action letter from the accounting staff of the Commission, in either case in form and substance reasonably satisfactory to the Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the Regulations of the Commission.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                      Very truly yours,


                                      By:   /s/ T. E. Knight
                                            ------------------------
                                            Name:  Tommy E. Knight
                                            Title:  President and
                                                     Chief Executive Officer
                                            Date:  July 9, 1996
                                            Address:  Brown & Root, Inc.
                                                      4100 Clinton Drive
                                                      Houston, Texas 77020-6299
ACCEPTED this 10th day
of July, 1996

HALLIBURTON COMPANY


By:   /s/ Susan S. Keith
      ------------------------------
      Name:  Susan S. Keith
      Title: Vice President and Secretary